Filed Under Rule 424(b)(3), Registration Statement No. 333-100340
Pricing Supplement Number 156 Dated 04/14/2008
(To: Prospectus Dated April 15, 2003 and Prospectus Supplement Dated: April 15, 2003)

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWV4	100.000%	0.400%	$0.00	FIXED	5.250%	SEMI-ANNUAL	03/15/2010	09/15/2008	$21.58	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWW2	100.000%	0.625%	$0.00	FIXED	5.300%	SEMI-ANNUAL	04/15/2011	10/15/2008	$26.21	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWX0	100.000%	0.750%	$0.00	FIXED	5.750%	SEMI-ANNUAL	04/15/2012	10/15/2008	$28.43	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWY8	100.000%	1.000%	$0.00	FIXED	5.950%	SEMI-ANNUAL	04/15/2013	10/15/2008	$29.42	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWZ5	100.000%	1.100%	$0.00	FIXED	6.200%	SEMI-ANNUAL	04/15/2014	10/15/2008	$30.66	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

International Lease Finance Corporation	Trade Date: Monday, April 07, 2008 @12:00 PM ET
Settle Date: Thursday, April 17, 2008
Minimum Denomination/Increments: 1 Note/1 Note
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings LLC.  All rights reserved

International Lease Finance Corporation $0.00 International Lease Finance Corporation InterNotes Prospectus Dated 15-Apr-03 and Prospectus Supplement Dated: 15-Apr-03